As filed with the Securities and Exchange Commission on December 21, 2015

No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
California Resources Corporation*
(Exact name of Registrant as specified in its charter)

Delaware	46-5670947
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9200 Oakdale Avenue, Suite 900
Los Angeles, California 91311
(888) 848-4754
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael L. Preston
Executive Vice President, General Counsel and Corporate Secretary
9200 Oakdale Avenue, Suite 900
Los Angeles, California 91311

(888) 848-4754
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Sarah K. Morgan
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(5)	Amount of Registration Fee(6)
Debt Securities(2)
Preferred Stock(2)
Common Stock, par value $0.01(2)
Depositary Shares(2)(3)
Warrants(2)
Guarantees of Debt Securities(4)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)
There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, depositary shares and warrants as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)
The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If California Resources Corporation elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.

(4)
Subsidiaries of California Resources Corporation named as co-registrants may fully and unconditionally guarantee on an unsecured basis the debt securities of California Resources Corporation. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of debt securities being registered.

(5)
No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities, preferred stock, depositary shares or warrants being registered hereunder.

(6)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this Registration Statement.
*ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter(1)	State of Incorporation or Organization	IRS Employee Identification No.

California Heavy Oil, Inc.	Delaware	98-0234630
California Resources Coles Levee, LLC	Delaware	36-4822087
California Resources Coles Levee, L.P.	Delaware	36-4822995
California Resources Elk Hills, LLC	Delaware	95-4657310
California Resources Long Beach, Inc.	Delaware	95-4236046
California Resources Petroleum Corporation	Delaware	30-0339218
California Resources Production Corporation	Delaware	77-0535342
California Resources Tidelands, Inc.	Delaware	20-4110192
California Resources Wilmington, LLC	Delaware	20-4110263
CRC Construction Services, LLC	Delaware	47-3127030
CRC Marketing, Inc.	Delaware	46-5660941
CRC Services, LLC	Delaware	46-5676989
Elk Hills Power, LLC	Delaware	95-4729983
Socal Holding, LLC	Delaware	46-5693524
Southern San Joaquin Production, Inc.	Delaware	37-1694423
Thums Long Beach Company	Delaware	95-2381774
Tidelands Oil Production Company	Texas	33-0335764
(1) The address for each additional registrant is 9200 Oakdale Avenue, Suite 900, Los Angeles, California 91311, and the telephone number for each additional registrant is (888) 848-4754. The Primary Industrial Classification Code for each of the registrant guarantors is 1311 except Elk Hills Power, LLC for which the code is 4991.

PROSPECTUS
California Resources Corporation
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Guarantees of Debt Securities of California Resources Corporation by:
California Heavy Oil, Inc.
California Resources Coles Levee, LLC
California Resources Coles Levee, L.P.
California Resources Elk Hills, LLC
California Resources Long Beach, Inc.
California Resources Petroleum Corporation
California Resources Production Corporation
California Resources Tidelands, Inc.
California Resources Wilmington, LLC
CRC Construction Services, LLC
CRC Marketing, Inc.
CRC Services, LLC
Elk Hills Power, LLC
Socal Holding, LLC
Southern San Joaquin Production, Inc.
Thums Long Beach Company
Tidelands Oil Production Company
We may offer and sell the securities listed above from time to time in one or more offerings of one or more classes or series. Any debt securities we offer pursuant to this prospectus may be fully and unconditionally guaranteed by certain of our subsidiaries, including California Heavy Oil, Inc., California Resources Coles Levee, LLC, California Resources Coles Levee, L.P., California Resources Elk Hills, LLC, California Resources Long Beach, Inc., California Resources Petroleum Corporation, California Resources Production Corporation, California Resources Tidelands, Inc., California Resources Wilmington, LLC, CRC Construction Services, LLC, CRC Marketing, Inc., CRC Services, LLC, Elk Hills Power, LLC, Socal Holding, LLC, Southern San Joaquin Production, Inc., Thums Long Beach Company, Tidelands Oil Production Company.
This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiaries. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.
We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.
Investing in any of our securities involves risk. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” beginning on page 4 of this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “CRC.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated December 21, 2015.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
THE COMPANY	1
WHERE YOU CAN FIND MORE INFORMATION	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	4
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	5
USE OF PROCEEDS	5
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF CAPITAL STOCK	13
DESCRIPTION OF DEPOSITARY SHARES	18
DESCRIPTION OF WARRANTS	19
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	21
EXPERTS	21
You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our securities.
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “CRC,” the “Company,” “we,” “us” or “our” are to California Resources Corporation and its subsidiaries.
THE COMPANY
We are an independent oil and natural gas exploration and production company operating properties exclusively within the State of California. Our business is focused on conventional and unconventional assets. We are the largest oil and gas producer in California on a gross operated basis and we believe we have established the largest privately-held mineral acreage position in the state, spanning the state’s four major oil and natural gas basins.

On November 30, 2014, our company was separated from Occidental Petroleum Corporation (“Occidental”) in a series of transactions (the consummation of such transactions, the “Spin-off”). Prior to the Spin-off, we were an indirect, wholly-owned subsidiary of Occidental. In connection with the Spin-off, Occidental transferred its California oil and gas exploration and production operations and related assets, liabilities and obligations to us. On November 30, 2014, Occidental distributed shares of our common stock pro rata to Occidental stockholders and we became an independent, publicly traded company. As of the Spin-off date, Occidental retained approximately 18.5% of our outstanding shares of common stock, which it has stated it intends to divest within 18 months after November 30, 2014.
Our principal executive offices are located at 9200 Oakdale Avenue, Suite 900, Los Angeles, California 91311. Our telephone number is (888) 848-4754. Our website is located at www.crc.com. No information is incorporated herein by reference from our website or any other website and no website constitutes a part of this prospectus. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CRC.”

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC (File No. 001-36478) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.
Our filings are also available to the public through the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•
our Annual Report on Form 10-K for the year ended December 31, 2014, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2015 Annual Meeting of Stockholders filed on April 21, 2015;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015;
•
our Current Reports on Form 8-K filed on February 10, 2015, March 2, 2015, May 12, 2015, November 10, 2015, November 12, 2015, November 27, 2015, December 2, 2015, December 11, 2015 and December 18, 2015 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•
the description of our capital stock contained in our information statement on Form 10 filed on October 8, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our capital stock.

These reports contain important information about us, our financial condition and our results of operations.
All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.
You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

California Resources Corporation
Attention: General Counsel
9200 Oakdale Avenue, Suite 900
Los Angeles, California, 91311
Phone: (888) 848-4754
We also maintain a website at www.crc.com. The information on our website, however, is not part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus includes “forward-looking statements.” The factors identified in this cautionary statement are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us, or on our behalf. You can typically identify “forward-looking statements” by the use of words such as “aim,” “anticipate,” “believe,” “budget,” “continue,” “could,” “effort,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other similar words. Such statements specifically include expectations as to our future financial position, maintenance capital, drilling program, production, planned capital investments, budgets, capital investments, projected costs, plans and objectives of management for future operations and possible future strategic transactions. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered any indication of future performance. For any such forward-looking statement that includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results. The differences between assumed facts or bases and actual results can be material, depending upon the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus.
Factors (but not necessarily all of the factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, our company include:

•	commodity pricing;

•	vulnerability to economic downturns and adverse developments in our business due to our debt;

•	insufficiency of our operating cash flow to fund planned capital investments;

•	inability to implement our capital investment program profitably or at all;

•	compliance with regulations or changes in regulations and the ability to obtain government permits and approvals;

•	uncertainties associated with drilling for and producing oil and natural gas;

•	tax law changes;

•	competition for oilfield equipment, services, qualified personnel and acquisitions;

•	the subjective nature of estimates of proved reserves and related future net cash flows;

•	concentration of operations in a single geographic area;

•	restrictions on our ability to obtain, use, manage or dispose of water;

•	inability to drill identified locations when planned or at all;

•	concerns about climate change and other air quality issues;

•	risks related to our acquisition activities;

•	catastrophic events for which we may be uninsured or underinsured;

•	cyber attacks;

•	operational issues that restrict market access; and

•	uncertainties related to the Spin-off and the agreements related thereto.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Unless legally required, we undertake no responsibility to publicly release the result of any revision of our forward-looking statements after the date they are made.
Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table contains our consolidated and combined ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

	Nine Months Ended		Years Ended December 31,
	September 30, 2015	September 30, 2014	2014	2013	2012	2011	2010
Ratios of earnings to fixed charges(a)	(b)	552	(c)	363	296	548	377
Ratios of earnings to fixed charges and preferred stock dividends(d)	(b)	552	(c)	363	296	548	377

(a)	The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

•	earnings include income (loss) before income taxes, interest expense and amortization of debt issuance costs, and the portion of lease rentals representative of the interest factor; and

•	fixed charges consist of interest expense and amortization of debt issuance costs, including capitalized interest, and the portion of lease rentals representative of the interest factor.

(b)	The ratio coverage was less than 1:1 for the nine months ended September 30, 2015. To achieve a ratio coverage of 1:1, we would have needed additional earnings of approximately $445.

(c)
The ratio was less than 1:1 for the year ended December 31, 2014. To achieve a ratio coverage of 1:1, we would have needed additional earnings of approximately $2,425. The 2014 ratio takes into consideration interest on the debt associated with the Spin-off. Had we been a stand-alone company for the full year 2014, and had the same level of debt throughout the year as we did on December 31, 2014, of approximately $6.4 billion, we would have incurred $314 million of pre-tax interest expense, on a pro-forma basis, for the year ended December 31, 2014, compared to the $72 million pre-tax interest expense reported on our statement of operations for the year then ended. In that case, we would have needed additional earnings of approximately, $2,679 million to achieve a ratio coverage of 1:1.

(d)	The ratio has been computed by dividing earnings by fixed charges and preferred stock dividends. For purposes of computing the ratio:

•	earnings include income (loss) before income taxes, interest expense and amortization of debt issuance costs, and the portion of lease rentals representative of the interest factor; and

•
fixed charges and preferred stock dividends consist of interest expense and amortization of debt issuance costs, including capitalized interest, and the portion of lease rentals representative of the interest factor and preferred stock dividends.

USE OF PROCEEDS
Except as may otherwise be stated in any prospectus supplement, we intend to use the net proceeds from any sales of securities by us under this prospectus for general corporate purposes, which may include repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to repayments of outstanding indebtedness.
DESCRIPTION OF DEBT SECURITIES
The debt securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities,” and together with the Senior Debt Securities, “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors (as defined below) of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”
The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of CRC and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.
We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the below summary but not otherwise defined herein have the meanings specified in the Indentures.
General
The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture unless we determine to use a different indenture which we will describe in a prospectus supplement. The Debt Securities will be our unsecured obligations.
The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Subordinated Indenture) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.
If specified in the prospectus supplement respecting a particular series of Debt Securities, certain of our subsidiaries named herein (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.
The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the Interest Payment Dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default (as defined below);

(13)
whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.
Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior or subordinated in right of payment to certain of our other Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•
the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•
the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which, and the periods during which, we will be prohibited from making payments on the Subordinated Debt Securities; and

•
the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.
The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.
The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”
Subsidiary Guarantee
If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of any Subsidiary Guarantor.
Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise. The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.
In the case of Subordinated Debt Securities, each Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.
Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)
remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the holders and their successors, transferees and assigns.
In the event that (a) a Subsidiary Guarantor ceases to be a subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer
The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.
At the option of the holder, subject to the terms of the applicable Indenture and the limitations applicable to securities in global form (“Global Securities”), Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.
Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.
If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.
Global Securities
Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.
Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)
the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)
an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.
All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.
As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.
Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each place of payment for the Debt Securities of a particular series.
All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such Debt Security thereafter may look only to us for payment.
Consolidation, Merger and Sale of Assets
Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “Successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)
the Successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)	immediately after giving effect to the transaction, no Event of Default has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.
The Successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.
Events of Default
Unless otherwise specified in the prospectus supplement, each of the following will constitute an “Event of Default” under the applicable Indenture with respect to Debt Securities of any series:

(1)
failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)
failure to pay any interest on any Debt Securities of that series when due, which has continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)
failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5)
failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), which has continued for 60 days after written notice has been given by the applicable Trustee, or the holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture; provided however, that we will have 90 days following such written notice to remedy or receive a waiver for any failure to comply with our obligations under the Indenture so long as we are attempting to remedy any such failure as soon as reasonably practicable;

(6)
any Debt of CRC, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $100.0 million or such default results from the failure to pay when due principal of such Debt; provided that if such default is cured or waived or such acceleration is rescinded, or such Debt (or the overdue portion thereof) is repaid within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default or any consequent acceleration shall be rescinded, so long as such rescission does not conflict with any judgment or decree or applicable provision of law;

(7)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(8)
if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee in writing (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to CRC described in clause (7) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the unpaid principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to CRC described in clause (7) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration and its consequences if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.
Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders, unless such holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)
the holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such holder or holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)
the Trustee has failed to institute such proceeding and has not received from the holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.
We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.
Modification and Waiver
We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)
to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)
to make any changes that would add any additional covenants by us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add Subsidiary Guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Debt.
Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby:

(1)
reduce the percentage of principal amount of Securities of such series whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Securities of such series;

(2)	reduce the rate or change the time for payment of interest, including default interest, if any, on the Securities of such series;

(3)	reduce the principal amount of any Security of such series or change the Maturity Date of the Securities of such series

(4)	reduce the amount payable upon redemption of any Security of such series;

(5)
waive any Event of Default in the payment of principal of, any premium or interest on, the Securities of such series (except a default in payment that has become due solely because of an acceleration that has been rescinded);

(6)	make any Security of such series payable in money other than that stated in such Security;

(7)
impair the right of Holders of Securities of such series to receive payment of the principal of and interest on Securities on the respective due dates therefor and to institute suit for the enforcement of any such payment; or

(8)	make any change in the percentage of principal amount of Securities of such series necessary to waive compliance with certain provisions of the Indenture.
The holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each Outstanding Debt Security of such series.
Each of the Indentures provides that in determining whether the holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)
the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)
if, as of such date, the principal amount payable at the stated maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)
the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.
Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge
Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)
all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)
all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date; and

(2) all conditions precedent to satisfaction and discharge set forth in the Indenture with respect to the Debt Securities of that series have been satisfied.
Legal Defeasance and Covenant Defeasance
To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”
Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)
we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)
no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (7) under “— Events of Default,” at any time until 121 days after such deposit (in each case, other than as a result of borrowing funds in connection with such defeasance or granting of liens in connection herewith);

(3)
such deposit and legal defeasance will not result in a material breach or violation of, or constitute a default under, any material agreement or material instrument (other than the applicable Indenture) to which we are a party or by which we are bound; and

(4)
in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other material event of default with respect to any Senior Debt shall have occurred and be continuing permitting, after notice or the lapse of time, or both, the acceleration thereof.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (8) under “— Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercised this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.
If we exercise either our legal defeasance or covenant defeasance option, any related Subsidiary Guarantee will terminate.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Notices
Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the Security Register.
Title
We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.
Governing Law
The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.
The Trustee
We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.
Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.
The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.
Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, certain applications by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our capital stock as provided in our amended and restated certificate of incorporation and amended and restated bylaws. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of these documents. For a complete description, we refer you to, and the following summaries and descriptions are qualified in their entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, copies of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization
Our authorized capital stock consists of (i) 200,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of November 30, 2015 and (ii) 2,000,000,000 shares of common stock, par value $0.01 per share, of which 387,526,416 shares were issued and outstanding as of November 30, 2015.
Common Stock
Except as provided by law or in a preferred stock designation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Directors are elected to our board if the number of the validly cast “for” votes exceeds the number of validly cast “against” or “withheld” votes, collectively, with respect to such election except, that directors are elected by a plurality of the validly cast votes represented in person or by proxy with respect to their election if the number of nominees for director exceeds the number of directors to be elected as set forth in our bylaws. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (“DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of our preferred stock, holders of our common stock are entitled to receive ratably in proportion to the shares of our common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and non-assessable. The holders of our common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of our common stock are entitled to share ratably in our assets in proportion to the shares of common stock held by then that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 200,000,000 shares of preferred stock. Each series of our preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion or exchange rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of our preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could make acquisition of control of our company by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors more difficult. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire control of our company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to Section 203 of the DGCL, which generally prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder (which is defined generally as a person owning 15% or more of a Delaware corporation's outstanding voting stock) or its affiliates or associates for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the time the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We may elect in the future to not be subject to the provisions of Section 203 of the DGCL.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, or transactions that our stockholders might otherwise deem to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares. Therefore, these provisions could adversely affect the price of our common stock.
Among other things our amended and restated certificate of incorporation and amended and restated bylaws:

•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting, and may discourage or deter a third party from conducting a solicitation of proxies to elect its slate of directors or to approve its proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders;

•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•
provide that our board of directors is initially divided into three classes, although our classified board structure will be eliminated at our 2018 annual meeting and stockholders will then be permitted to elect all of our board members annually. The terms of our initial first class of directors will expire at our 2015 annual meeting of stockholders, and their successors will be elected for a three-year term. The terms of our initial second class of directors will expire at our 2016 annual meeting of stockholders, and their successors will be elected for a two-year term. The terms of our initial third class of directors will expire at our 2017 annual meeting of stockholders, and their successors will be elected for a one-year term. These provisions regarding the election of our board of directors may have the effect of deterring hostile takeovers or delaying changes in control or management of our company prior to our 2018 annual meeting;

•
provide that (x) the authorized number of directors may be changed only by resolution of the board of directors, (y) all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, and (z) for so long as we have a classified board of directors, our stockholders will have no ability to remove our directors without cause, and that, upon the declassification of our board of directors, directors may be removed without cause by our stockholders only upon the affirmative vote of holders of at least 75% of the voting power of our then outstanding common stock. "Cause" is defined as the director's (i) conviction of a serious felony involving moral turpitude or a violation of federal or state securities laws; (ii) the commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of CRC or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony; or (iii) adjudication as legally incompetent by a court of competent jurisdiction. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•
provide that (x) any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of our preferred stock with respect to such series, and (y) special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board. These provisions regarding our stockholder meetings may have the effect of deterring hostile takeovers or delaying changes in control or management of our company; and

•
provide that (x) certain provisions of our certificate of incorporation related to the voting rights of stockholders, our board of directors, special meetings of our stockholders, the ability of our stockholders to act by written consent, the forum for certain disputes related to us or our stockholders, and the applicability of Section 203 DGCL may be amended only by the affirmative vote of the holders of at least 75% of the voting power of our then outstanding common stock and that other provisions of our certificate of incorporation may be amended upon the affirmative vote of the holders of at least a majority of our then outstanding common stock, in each case, in addition to the approval of a majority of our directors then in office and (y) our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors but any amendment by the stockholders will require the affirmative vote of the holders of at least 75% of the voting power of the shares of our common stock outstanding and entitled to vote thereon. These provisions regarding the amendment of our constituent documents may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Provisions of Our Certificate of Incorporation Governing Corporate Opportunities
As of the Spin-off date, Occidental retained ownership of approximately 18.5% of our common stock (the “Retained Securities”). Occidental has granted us a proxy to vote the Retained Securities in proportion to the votes cast by our other stockholders. This proxy, however, will be automatically revoked as to a particular share upon any transfer of such share from Occidental to a person other than Occidental, and neither the voting agreement nor the proxy will limit or prohibit any transfer. Occidental has stated they intend to dispose of all of the Retained Securities no later than 18 months after the Spin-off.
Occidental will remain a significant stockholder of our common stock until it disposes of the Retained Securities. We and Occidental are engaged in the same or similar activities or lines of business and have an interest in the same kinds of corporate opportunities. Occidental has no duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and to the fullest extent permitted by law, neither Occidental nor any of its directors or officers will be liable to us or our stockholders for breach of any fiduciary duty, by reason of any such activities. Additionally, if Occidental acquires knowledge of a potential transaction, or matter that may be a corporate opportunity for Occidental and us, to the fullest extent permitted by law, Occidental will have no duty to communicate or offer such corporate opportunity to us and will not be liable to us or our stockholders for breach of any duty (fiduciary or otherwise) if Occidental pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to its affiliates. If any director of Occidental who is also one of our directors becomes aware of a potential business opportunity, transaction, or other matter (other than one expressly offered to that director in writing solely in his or her capacity as our director), that director will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to Occidental (or its affiliates) and that director will not, to the fullest extent permitted by law, be deemed to have (1) breached or acted in a manner inconsistent with any of his or her duties to us and our stockholders with respect to such business opportunity or (2) acted in bad faith or in a manner inconsistent with the best interests of our company or our stockholders. The provisions in our certificate of incorporation governing corporate opportunities between Occidental and us will automatically terminate, expire, and have no further force and effect on the earlier of the first date that (1) no person who is a director of CRC is also a director of Occidental or (2) Occidental no longer owns any of our common stock. At that point, any such activities will be governed by Delaware law generally.
Forum Selection
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws (as either may be amended from time to time); or

•
any action asserting a claim that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise holding any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.
Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law permits a certificate of incorporation to provide that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We may from time to time enter into indemnification agreements with our directors and officers. These agreements will typically require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. If we elect to offer fractional interests in shares of preferred stock to the public, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights). This summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the depositary shares.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1)	the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2)	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)	United States federal income tax consequences applicable to the warrants;

(4)	the amount of the warrants outstanding as of the most recent practicable date; and

(5)	any other terms of the warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any right to vote.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, (3) through agents, (4) in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise or (5) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the estimated net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sale Through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If dealers are used, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities. We will describe the terms of any such sales in the prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of their businesses.
Unless otherwise specified in the applicable prospectus supplement each series of securities will be a new issue and will have no established trading market, other than our common stock, which is listed on the NYSE. We may elect to list any series of securities on an exchange, but we are not obligated to do so.
LEGAL MATTERS
Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.
EXPERTS
The audited consolidated and combined financial statements of California Resources Corporation as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, incorporated by reference herein and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of KPMG LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
Certain information included in or incorporated by reference into this prospectus with respect to the oil and gas reserves associated with California Resources Corporation’s oil and gas properties is confirmed in a methods and analytical procedures review letter of Ryder Scott & Company, L.P., independent petroleum engineers. We have included this information in reliance on the authority of such firm as an expert in these matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.    Other Expenses of Issuance and Distribution
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Printing and engraving expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**
TOTAL	$	**
*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
ITEM 15.    Indemnification of Directors and Officers
The information required by this item is contained under the section "Description of Capital Stock—Limitation of Liability and Indemnification Matters" of the prospectus making up a part of this Registration Statement. That section is incorporated herein by reference.
ITEM 16    Exhibits
(a)    Exhibits.
The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Title
1.1**	Form of Underwriting Agreement.
2.1
Separation and Distribution Agreement between Occidental Petroleum Corporation and California Resources Corporation (filed as Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed December 1, 2014 and incorporated herein by reference).

4.1
Guarantor Supplemental Indenture dated as of March 5, 2015, among California Resources Corporation, CRC Construction Services, LLC, certain other guarantors and Wells Fargo Bank, National Association, (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-4A filed on March 30, 2015, and incorporated herein by reference).

4.2	Stockholder's and Registration Rights Agreement (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed December 1, 2014 and incorporated herein by reference).
4.3
Indenture, dated October 1, 2014, by and among California Resources Corporation, the Guarantors and Wells Fargo Bank, National Association (filed as Exhibit 4.2 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.4
Registration Rights Agreement, dated October 1, 2014, by and among California Resources Corporation, the Guarantors and the Initial Purchasers (filed as Exhibit 4.3 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.5
Indenture, dated December 15, 2015, by and among California Resources Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed December 18, 2015 and incorporated herein by reference).

4.6	Form of 5% Senior Note due 2020 (included in Exhibit 4.3).
4.7	Form of 5 1/2% Senior Note due 2021 (included in Exhibit 4.3).
4.8	Form of 6% Senior Note due 2024 (included in Exhibit 4.3).
4.9*	Form of Senior Indenture.
4.10*	Form of Subordinated Indenture.
4.11**	Form of Senior Debt Securities (including Form of Guarantee).
4.12**	Form of Subordinated Debt Securities (including Form of Guarantee).
4.13**	Form of Preferred Stock Designation.
4.41**	Form of Warrant Agreement.
4.15**	Form of Depositary Agreement.
4.16**	Form of Unit Agreement (including Form of Unit).
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
12.1*	Computation of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Independent Petroleum Engineers.
23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.
25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

* Filed herewith.
** To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this Registration Statement.
*** To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

ITEM 17.    Undertakings
Each undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

a.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8.
To file an application for the purpose of determining the eligibility of the trustee under the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 21st day of December, 2015.

California Resources Corporation

By: /s/ Todd A. Stevens
Name: Todd A. Stevens
Title: President and Chief Executive Officer and Director

California Heavy Oil, Inc.
California Resources Elk Hills, LLC
California Resources Long Beach, Inc.
California Resources Petroleum Corporation
California Resources Production Corporation
California Resources Tidelands, Inc.
California Resources Wilmington, LLC
CRC Construction Services, LLC
CRC Services, LLC
Socal Holding, LLC
Southern San Joaquin Production, Inc.
Thums Long Beach Company

By: /s/ Todd A. Stevens
Name: Todd A. Stevens
Title: President

CRC Marketing, Inc.

By: /s/ William E. Albrecht
Name: William E. Albrecht
Title: President

Elk Hills Power, LLC

By: /s/ Micky Nelson
Name: Micky Nelson
Title: Vice President

Tidelands Oil Production Company

By: /s/ Todd A. Stevens
Name: Todd A. Stevens
Title: President

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POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd A. Stevens, Marshall D. Smith, Michael L. Preston, Kendrick F. Royer and Jody L. Johnson, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 21, 2015.

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California Resources Corporation

Name	Title
/s/ Todd A. Stevens
Todd A. Stevens	President, Chief Executive Officer and Director

/s/ Marshall D. Smith
Marshall D. Smith	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Roy Pineci
Roy Pineci	Executive Vice President – Finance (Principal Accounting Officer)

/s/ William E. Albrecht
William E. Albrecht	Executive Chairman

/s/ Justin A. Gannon
Justin A. Gannon	Director

/s/ Ronald L. Havner
Ronald L. Havner	Director

/s/ Catherine Kehr
Catherine Kehr	Director

/s/ Harold M. Korell
Harold M. Korell	Director

/s/ Richard W. Moncrief
Richard W. Moncrief	Director

/s/ Avedick B. Polaidan
Avedick B. Poladian	Director

/s/ Robert V. Sinnott
Robert V. Sinnott	Director

/s/ Timothy J. Sloan
Timothy J. Sloan	Director

3

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd A. Stevens, Marshall D. Smith, Michael L. Preston, Kendrick F. Royer and Jody L. Johnson, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 21, 2015.

California Heavy Oil, Inc.
California Resources Petroleum Corporation
California Resources Production Corporation
Southern San Joaquin Production, Inc.
Thums Long Beach Company

Name	Title

/s/ Todd A. Stevens
Todd A. Stevens	President
/s/ Marshall D. Smith
Marshall D. Smith	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Roy Pineci
Roy Pineci	Executive Vice President (Principal Accounting Officer)
/s/ Michael L. Preston
Michael L. Preston	Executive Vice President, General Counsel and Corporate Secretary

4

California Resources Long Beach, Inc.
California Resources Tidelands, Inc.

Name	Title

/s/ Todd A. Stevens
Todd A. Stevens	President
/s/ Marshall D. Smith
Marshall D. Smith	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Roy Pineci
Roy Pineci	Executive Vice President (Principal Accounting Officer)
/s/ Michael L. Preston
Michael L. Preston	Vice President, General Counsel and Corporate Secretary

CRC Marketing, Inc.

Name	Title

/s/ William E. Albrecht
William E. Albrecht	President

/s/ Allan C. Durham
Allan C. Durham	Director

/s/ James C. Kahrhoff
James C. Kahrhoff	Director

/s/ Vicky Sutil
Vicky Sutil	Director

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California Resources Elk Hills, LLC
CRC Construction Services, LLC
CRC Services, LLC
Socal Holding, LLC

Name	Title

/s/ Todd A. Stevens
Todd A. Stevens	President
/s/ Marshall D. Smith
Marshall D. Smith	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Roy Pineci
Roy Pineci	Executive Vice President (Principal Accounting Officer)
/s/ Michael L. Preston
Michael L. Preston	Executive Vice President, General Counsel and Corporate Secretary of California Resources Corporation, its Sole Member

California Resources Wilmington, LLC

Name	Title

/s/ Todd A. Stevens
Todd A. Stevens	President

/s/ Marshall D. Smith
Marshall D. Smith	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Roy Pineci
Roy Pineci	Executive Vice President (Principal Accounting Officer)

/s/ Michael L. Preston
Michael L. Preston	Executive Vice President, General Counsel and Corporate Secretary of California Resources Tidelands, Inc., its Sole Member

6

Elk Hills Power, LLC

Name	Title

/s/ Micky Nelson
Micky Nelson	Vice President

/s/ Michael L. Preston
Michael L. Preston	Executive Vice President, General Counsel and Corporate Secretary of California Resources Corporation, the Sole Member of California Resources Elk Hills, LLC, its Sole Member

Tidelands Oil Production Company

Name	Title

/s/ Todd A. Stevens
Todd A. Stevens	President

/s/ Michael L. Preston
Michael L. Preston	Executive Vice President, General Counsel and Corporate Secretary of California Resources Tidelands, Inc., its Managing Partner

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California Resources Coles Levee, LLC

Name	Title

/s/ Todd A. Stevens	President
Todd A. Stevens

/s/ Marshall D. Smith
Marshall D. Smith	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Roy Pineci
Roy Pineci	Executive Vice President (Principal Accounting Officer)

/s/ Kendrick F. Royer
Kendrick F. Royer	Assistant Secretary of California Resources Elk Hills, LLC, its sole member

California Resources Coles Levee, L.P.

Name	Title

/s/ Kendrick F. Royer
Kendrick F. Royer	Assistant Secretary of California Resources Coles Levee, LLC, its general partner

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Exhibit Number	Exhibit Title
1.1**	Form of Underwriting Agreement.
2.1
Separation and Distribution Agreement between Occidental Petroleum Corporation and California Resources Corporation (filed as Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed December 1, 2014 and incorporated herein by reference).

4.1
Guarantor Supplemental Indenture dated as of March 5, 2015, among California Resources Corporation, CRC Construction Services, LLC, certain other guarantors and Wells Fargo Bank, National Association, (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-4A filed on March 30, 2015, and incorporated herein by reference).

4.2	Stockholder's and Registration Rights Agreement (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed December 1, 2014 and incorporated herein by reference).
4.3
Indenture, dated October 1, 2014, by and among California Resources Corporation, the Guarantors and Wells Fargo Bank, National Association (filed as Exhibit 4.2 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.4
Registration Rights Agreement, dated October 1, 2014, by and among California Resources Corporation, the Guarantors and the Initial Purchasers (filed as Exhibit 4.3 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.5
Indenture, dated December 15, 2015, by and among California Resources Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed December 18, 2015 and incorporated herein by reference).

4.6	Form of 5% Senior Note due 2020 (included in Exhibit 4.3).
4.7	Form of 5 1/2% Senior Note due 2021 (included in Exhibit 4.3).
4.8	Form of 6% Senior Note due 2024 (included in Exhibit 4.3).
4.9*	Form of Senior Indenture.
4.10*	Form of Subordinated Indenture.
4.11**	Form of Senior Debt Securities (including Form of Guarantee).
4.12**	Form of Subordinated Debt Securities (including Form of Guarantee).
4.13**	Form of Preferred Stock Designation.
4.14**	Form of Warrant Agreement.
4.15**	Form of Depositary Agreement.
4.16**	Form of Unit Agreement (including Form of Unit).
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
12.1*	Computation of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Independent Petroleum Engineers.
23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.
25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

* Filed herewith.
** To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this Registration Statement.
*** To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

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